SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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CANARGO ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
GENERAL
FORM 10-K ANNUAL REPORT
DISCRETIONARY AUTHORITY

CANARGO ENERGY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON 10th JUNE 2003

6th May 2003

To The Stockholders:

Notice is hereby given that an Annual Meeting of Stockholders of CanArgo Energy Corporation (“CanArgo”) will be held at Theatersalen, Hotel Continental, Stortingsgaten 24/26, Oslo, Norway on 10th June 2003 at 10:30 a.m. local time for the following purposes:

1.	To elect directors to serve until the next Annual General Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

The Board of Directors has fixed the close of business on 17th April 2003 as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have sent in your proxy card.

By Order of the Board of Directors,

Liz Landles Corporate Secretary

CANARGO ENERGY CORPORATION
P.O Box 291, St. Peter Port, Guernsey GY1 3RR, British Isles

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

Solicitation, Revocation And Voting Of Proxies

The accompanying proxy is solicited by and on behalf of the Board of Directors of CanArgo Energy Corporation (“CanArgo”), in connection with the Annual Meeting of Stockholders to be held at 10:30 a.m. local time on 10th June 2003, at the Theatersalen, Hotel Continental, Stortingsgaten 24/26, Oslo, Norway and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about 11th May, 2003.

The accompanying proxy, if properly executed and returned, will be voted as specified by you or, if no vote is indicated, the proxy will be voted FOR each matter specified. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. You may vote either by attending the Annual Meeting and casting your vote in person or by signing and returning the enclosed proxy card. You may revoke your proxy at any time prior to the voting of shares by voting in person at the Annual Meeting or by filing with the Secretary of CanArgo a duly executed proxy bearing a later date or an instrument revoking the proxy. If you hold your shares in nominee or street name, and vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

The costs of solicitation of proxies will be paid by CanArgo. The solicitation shall be by means of mail, telephone and personal contact. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Voting Rights and Record Date

Currently the sole voting securities (“Voting Securities”) of CanArgo consist of Common Stock with a par value of $0.10 per share. The Common Stock is entitled to one vote per share.

Only stockholders of record of CanArgo’s Voting Securities as of the close of business on 17th April 2003 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date 97,342,622 shares of Common Stock were issued and outstanding, each of which is entitled to one vote per share. Voting Securities representing a majority of the votes entitled to be cast at the Annual Meeting represented in person or by proxy, constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

ELECTION OF DIRECTORS

Proposal 1. Election of Directors

The Board of Directors has nominated four persons to be elected directors at the Annual Meeting to hold office until the next Annual General Meeting of Stockholders and until the election of their respective successors. Directors are elected by a plurality of votes cast; broker non-votes and votes withheld have no effect on the vote. If you do not wish your shares to be voted for a particular nominee, you may so indicate in the space provided on the proxy form or withhold authority. All proxies received by the Board of Directors will be voted FOR the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors.

The nominees for director are:

David Robson, a resident of Guernsey, was elected a Director, Chairman of the Board and Chief Executive Officer of the Company on 15th July 1998 and subsequently President and Chief Executive Officer, being reappointed Chairman on 21st November 2002. He has also served as a Director, Chairman of the Board and Chief Executive Officer of the Company’s subsidiary, CanArgo Oil & Gas Inc., since July 1997, as President of CanArgo Oil & Gas Inc.’s subsidiary, Ninotsminda Oil Company, since 1996, and as Managing Director and sole owner of Vazon Energy Limited, a company which provides consulting services to the energy industry, since March 1997. From April 1992 until July 1993, Dr. Robson was General Manager of JP Kenny/Intershelf Oil & Gas Resources, from July 1993 until December 1993, Operations Director of JP Kenny Exploration and Production Limited (“JP Kenny”), from December 1993 until November 1994, Managing Director, JP Kenny and from November 1994 until March 1997, Dr. Robson was Chief Executive Officer of JKX Oil & Gas. Prior to this he was employed in technical and commercial positions in Britoil plc, Hamilton Oil and Mobil. He holds a B.Sc. (Hons) degree in Geology, a Ph.D. in Geochemistry and an MBA. Dr. Robson devotes substantially all of his time to CanArgo.

Russell Hammond, a resident of the UK, was elected a Director of the Company on 15th July 1998. He has also served as a Director of the Company’s subsidiary, CanArgo Oil & Gas Inc., since June 1997. Although retired, Mr. Hammond has over the past five years been an investment advisor to Provincial Securities Ltd., a private investment company. Mr. Hammond has been Chairman of Terrenex Acquisition Corporation, an oil and gas and joint venture company since 1992 and a director of Cadiz Inc., a US public company, from 1989 to January 1999.

Nils Trulsvik, a resident of the UK, was elected a Director of the Company on 17th August 1994. He has served the Company as President and Chief Executive Officer from February 1997 to July 1998 and from November 1994 to March 1995; and as Executive Vice President from March 1995 to February 1997 and from September 1994 until November 1994. Since January 1999, Mr. Trulsvik has served as the Chief Executive Officer of Force Petroleum Limited. From August 1998, Mr. Trulsvik has been a partner in a consulting company, The Bridge Group. Mr. Trulsvik is a petroleum explorationist with extensive experience in petroleum exploration and development throughout the world. Prior to joining the Company, he held various positions with Nopec a.s. a Norwegian petroleum consultant group of companies of which he was a founder, including Managing Director from 1987 to 1993 and Special Advisor from 1993 to August 1994.

Vincent McDonnell, a resident of the UK, was elected a Director of the Company on 2nd May 2003. He has served the Company as Chief Financial Officer since 23rd September 2002. Prior thereto, he served CanArgo as Chief Commercial Officer from April 2001 and Commercial Manager from December 2000. Prior to joining the Company, he was an independent oil and gas consultant from May 1999 until October 2000. From 1994 until April 1999, Mr. McDonnell served as Commercial Manager of JKX Oil & Gas plc. Prior to 1994, Mr. McDonnell worked in various business, commercial and technical roles with a number of companies, including Mobil Oil and Britoil. He holds a B.Sc (Hons.) degree in Geology, an M.Sc. degree in Geophysics and an MBA.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Current Directors and Executive Officers of CanArgo

Current Directors and Executive Officers of CanArgo are as follows:

Name	Age	Office or Offices

David Robson	45	Chairman of the Board, Chief Executive Officer and President
Russell Hammond(1)(2)	61	Director
Nils N. Trulsvik(1)(2)	54	Director
Vincent McDonnell	44	Director, Chief Financial Officer and Chief Commercial Officer
Liz Landles	42	Corporate Secretary

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Liz Landles, a resident of Guernsey, was appointed Corporate Secretary on 1st August 2002, having served as Assistant Corporate Secretary of the Company since December 2000. Mrs Landles also acts as the Company’s Administration Manager and is responsible for organising the Company’s administrative activities. Mrs Landles has worked for the Company since October 1997, principally in an administrative role and more recently as a Director of some of the Company’s subsidiaries. She holds an Advanced Diploma in Business Administration.

Directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the pleasure of the directors.

Information Concerning Board and Committee Meetings

CanArgo’s Board of Directors held nine meetings during the year ended 31st December 2002. No director has attended less than 75% of all meetings of the Board and those committees on which he served in 2002. The Board has two standing committees: the Audit Committee and the Compensation Committee. The members of the Audit Committee at the end of 2002 were Russell Hammond and Nils Trulsvik. The members of the Compensation Committee at the end of 2002 were Nils Trulsvik and Russell Hammond. Reports from these committees are included in this Proxy Statement. The Board of Directors has not designated a nominating committee, the functions of such committee being performed by the Board as a whole.

Compensation of Directors

In 2002 CanArgo paid directors’ fees on a quarterly basis at a rate of £25,000 Pounds Sterling (£) per year plus £1,000 for each meeting of the Audit Committee and Compensation Committee that they attend. CanArgo also reimburses ordinary out-of-pocket expenses for attending Board and Committee meetings. The previous Chairman of the Board of Directors, up until his resignation on 12th November 2002, was paid £35,000 per year payable on a quarterly basis. On 21st November 2002 CanArgo announced that that Dr David Robson had been appointed to the position of Chairman of the Board of CanArgo Energy Corporation in addition to his current duties as Chief Executive Officer.

The following table shows the compensation paid to all persons who were non-employee directors, including their respective affiliates, during the year ended 31st December 2002:

	Directors Fees
	and	Consulting	Options and
Name	Other Compensation*	Payments	Warrants Granted

	$	$
Roger Brittain (1)	49,189	—	—
Russell Hammond	42,250	—	—
Nils N. Trulsvik	42,250	—	—

(1)	Mr. Roger Brittain ceased being a director effective on 12th November 2002.

*	The Directors compensation was paid in Pounds Sterling.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for the review and oversight of CanArgo’s performance with respect to its financial responsibilities and the integrity of CanArgo’s accounting and reporting practices. The Audit Committee also recommends to the Board of Directors the selection of CanArgo’s independent auditors. The Board of Directors determined that the members of the Audit Committee were independent in accordance with NASDAQ listing standards. The Audit Committee is composed of two non-employee directors and operates under a written charter.

CanArgo, not the Audit Committee or the independent auditor, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of CanArgo’s assets. The independent auditor’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both CanArgo and the independent auditor discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held four meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, CanArgo, and CanArgo’s independent auditors, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plan for their audit, and met with PricewaterhouseCoopers, with and without management present. The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of CanArgo’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees.

CanArgo’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, and discussed their independence from CanArgo. The Audit Committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services. See Principal Accounting Firm Fees chart located in the section of the Proxy marked “General”.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that CanArgo’s audited consolidated financial statements for the fiscal year ended 31st December 2002 be included in CanArgo’s Annual Report on Form 10-K.

Russell Hammond, Chairman
Nils N.Trulsvik

Compensation Committee Report on Executive Compensation

The Committee’s Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors. The Compensation Committee is responsible for setting and administering policies which govern CanArgo’s executive compensation programmes. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2002.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

•	Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives employed by companies of similar size, complexity and lines of business;

•	Motivate executives and key employees to achieve strong financial and operational performance;

•	Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•	Reward individual performance;

•	Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock incentives; and

•	Encourage long-term commitment to CanArgo.

The Compensation Committee held four meetings during fiscal 2002.

Stock Based Compensation Plans

At 31st December 2002, stock options and warrants had been issued under the following stock based compensation plans:

•	1995 Long-Term Incentive Plan. Adopted by CanArgo in February 1996, this plan allows for 7,500,000 shares of CanArgo’s Common Stock to be issued to officers, directors, employees, consultants and advisors. As of 31st December 2002, 3,887,834 options issued under this Plan were outstanding.

•	CAOG Plan. Adopted by CanArgo following the acquisition by CanArgo of CanArgo Oil & Gas Inc. in 1998, this plan allowed for 988,000 shares of CanArgo’s Common Stock to be issued to employees, consultants and advisors. As of 31st December 2002, 626,667 options issued under this plan were outstanding.

•	Special Stock Options and Warrants. Adopted by CanArgo in September 2000, this plan was created to allow CanArgo to retain and provide incentives to existing executive officers and directors and to allow recruitment of new officers and directors following the Company’s decision to relocate finance and administrative functions from Calgary, Canada to London, England. As of 31st December 2002, 2,220,000 special stock options and warrants issued under this plan were outstanding.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements issued by competitors and independent consultants to assess CanArgo’s competitive position with respect to the following three components of executive compensation:

•	base salary;

•	annual incentives; and

•	long-term incentives.

The Compensation Committee also considers individual performance, level of responsibility, and skills and experience in making compensation decisions for each executive.

Components of Compensation

Base Salary: Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys, and competitive data obtained from consultants and staff research. The goal for the base pay component is to compensate executives at a level which approximates the median salaries of individuals in comparable positions with comparable companies in the oil and gas industry. The Compensation Committee approves all salary increases for executive officers.

Annual Incentives: An annual cash incentive has been developed and approved for the Chief Executive Officer.

Long-Term Incentive Compensation: The Compensation Committee has structured long-term incentive compensation to provide for an appropriate balance between rewarding performance and encouraging employee retention. Long-term incentives are granted primarily in the form of stock options. The purpose of stock options is to align compensation directly with increases in shareholder value. The number of options granted is determined by reviewing survey data to determine the compensation made to other executives and management employees in comparable positions with comparable companies in the oil and gas sector. In determining the number of options to be awarded, the Compensation Committee also considers the grant recipient’s qualitative and quantitative performance, the size of stock option awards in the past, and expectations of the grant recipient’s future performance.

In 2002, the Compensation Committee approved new stock options to one officer and one employee, and in 2001, approved a series of new stock options to a broad range of employees. The stock option awards were granted under the various plans available in the company.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, CanArgo Energy Corporation may not deduct annual compensation in excess of $1 million paid to certain employees, generally its Chief Executive Officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. While the Compensation Committee intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation awards, the Compensation Committee may from time to time approve awards which would vest upon the passage of time or other compensation which would not result in qualification of those awards as performance-based compensation. It is not anticipated that compensation realized by any executive officer under CanArgo Energy Corporation plans and programmes now in effect will result in a material loss of tax deductions.

Compensation of the Chief Executive Officer

The Compensation Committee reviews annually the compensation of the Chief Executive Officer and recommends any adjustments to the Board of Directors for approval. The Chief Executive Officer participates in the same programmes and receives compensation under the same programs as other executives. However, the Chief Executive Officer’s compensation reflects the greater policy and decision-making authority that the Chief Executive Officer holds and the higher level of responsibility he has with respect to the strategic direction of CanArgo Energy Corporation and its financial and operating results. For 2002, the components of Dr. Robson’s compensation were:

•	Base Salary: After considering CanArgo’s overall performance and competitive practices, and the signing of a 3 year contract, the Compensation Committee recommended, and the Board of Directors approved, a base salary of £150,000 (approx $217,500) for Dr. Robson, effective 1st July 2000.

•	Short-Term Incentives: In 2002, incentive compensation for Dr. Robson was based solely upon increase in cash flow per quarter. Based on 2002 cash flow performance each quarter, Dr. Robson qualified for a quarterly bonus in 2002 of $29,000. The bonus is capped at one times salary for a given quarter.

In August 2000, the Compensation Committee elected to schedule its annual review of Chief Executive Officer performance and compensation for April of each year, to assure thorough consideration of year-end results. Actions taken by the Board of Directors in April 2003 with respect to Dr. Robson’s 2003 compensation will be reflected in the proxy statement for the 2004 meeting of shareholders.

It is the Compensation Committee’s intention that, when taken together, the components of Dr. Robson’s pay, including base salary, annual incentives, short-term incentive opportunity and long-term incentives, will result in compensation which approximates compensation paid by companies of similar size and industry.

This report has been provided by the Compensation Committee.

Nils Trulsvik, Chairman.
Russell Hammond

Compensation Committee Interlocks and Insider Participation

During 2002, CanArgo’s Compensation Committee consisted of Messrs. Trulsvik and Hammond, and to November 12, 2002 Mr. Brittain, all of whom are or were non-employee directors. See the section in the proxy marked “Certain Relationships and Related Transactions”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows all compensation paid or accrued by CanArgo and its subsidiaries during the years ended 31st December 2002, 2000 and 1999 to certain executive officers of CanArgo (the “Named Officers”).

				Long-Term
		Annual Compensation		Compensation

				Securities
Name and	Year			Underlying	All Other
Principal Position	Ended	Salary ($)	Bonus ($)	Options/SARs (#)	Compensation ($) (6)

David Robson (1)*	12/02	217,500	29,000	—	19,575
	12/01	217,500	15,075	585,000	19,575
	12/00	197,420	37,500	1,295,000	9,941
Murray Chancellor (2)*	12/02	174,000	—	—	15,660
	12/01	174,000	—	200,000	15,660
	12/00	50,750	—	250,000	4,568
Vincent McDonnell (3)*	12/02	153,583	—	100,000	13,822
	12/01	137,750		100,000	12,398
Anthony J. Potter (4)	12/02	188,500	—	—	70,863
	12/01	210,000	—	100,000	1,333
	12/00	120,116	—	117,000	1,333
Liz Landles (5)*	12/02	85,500	—	—	7,695
	12/01	70,875	—	72,000	—
	12/00	29,100	—	90,000	—

(1)	Dr. Robson has served as Chief Executive Officer since 15th July 1998 and provides services to CanArgo through Vazon Energy Limited.

(2)	Mr. Chancellor served as Chief Operating Officer from 12th September 2000 until 31st March 2003.

(3)	Mr. McDonnell has served as Chief Commercial Officer since 1st April 2001. Prior thereto he served as Commercial Manager from December 2000. In September 2002 he was appointed Chief Financial Officer of the Company.

(4)	Mr. Potter served as Chief Financial Officer from September 2000 until September 2002. Prior thereto he served as Vice-President Finance and Group Controller from 15th July 1998.

(5)	Mrs. Landles has served as Company Secretary since 1st August 2002.

(6)	Primarily CanArgo’s contributions to or accruals with respect to individual retirement and pension plans, except for Mr Potter’s other compensation in 2002 relating to severance.

*	These Officers were paid compensation in Pounds Sterling.

Option Grants During the Year Ended 31st December 2002

     The following table sets forth information concerning options granted to the Named Officers who were employed during the year ended 31st December 2002.

	Number of	% of Total
	Securities	Options			Grant Date
	Underlying	Granted to			Present Value (2)
	Options	Employees	Exercise	Expiration
Name	Granted	in 2002	Price	Date	Per Share	Total

Vincent McDonnell(1)	100,000	77%	$0.14	18/09/2006	$0.0921	$9,210

(1)	The options were granted at an exercise price in excess of the fair market value of CanArgo’s Common Stock on the date of grant. The options vest 1/3 on 19/09/2003, 1/3 on 19/09/2004 and 1/3 on 19/09/2005.

(2)	These values were derived using the Black-Scholes option pricing model applying the following assumptions:

			Risk-Free
Exercise Price	Dividend Yield	Volatility	Interest Rate	Expected Term

$0.140	0%	80.47%	2.91%	3.37 years

Pursuant to the terms of CanArgo’s various stock option plans, the Compensation Committee may, subject to each plan’s limits, modify the terms of outstanding options, including the exercise price and vesting schedule thereof. These values are not intended to forecast future appreciation of CanArgo’s stock price. The actual value, if any, that an executive officer may realize from his options (assuming that they are exercised) will depend solely on the increase in the market price of the shares acquired through option exercises over the exercise price, measured when the shares are sold.

Option Values at 31st December 2002

The following table sets forth information concerning option exercises and the number and hypothetical value of stock options held by the Named Officers at 31st December 2002.

			Number of Shares
	Number		Underlying Unexercised Options		Value of Unexercised In-the-Money Options
	of Shares	Value	Held at Fiscal Year End (1)		at Fiscal Year End ($)
	Acquired on	Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

David Robson	—	—	2,488,334	178,333	—	—
Murray Chancellor	—	—	233,334	216,666	—	—
Vincent McDonnell	—	—	100,000	200,000	—	—
Anthony Potter	—	—	150,333	66,667	—	—
Liz Landles	—	—	112,667	59,333	—	—

(1)	The exercise of stock options is not dependent on performance criteria and may be exercised in full when vested.

Performance Measurement Comparison

The chart set forth below shows the value of an investment of $100 on 31st December 1997 in each of CanArgo’s Common Stock, the NASDAQ Composite Index and a peer group of certain oil and gas exploration and development companies. The peer group consists of the following independent oil and gas exploration companies: A&B Geoscience Corporation, Aminex plc, Bitech Petroleum Corporation, Bow Valley Energy Ltd., ASA, EuroGas, JKX Oil & Gas plc, Centurion Energy International Inc., Lundin Oil AB, Ramco Energy plc and Soco International plc. The final year does not include any of these who are no longer quoted as a public company.

All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of 31st December of each year. The historical stock price performance of the

Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

Year End	CanArgo Stock Price	Peer Group Index	NASDAQ Composite Index

1997	100	100	100
1998	33	69	140
1999	82	82	260
2000	94	80	158
2001	31	75	110
2002	5	118	75

The Audit Committee Report, the Compensation Committee Report on Executive Compensation and the Stock Price Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act and shall not be deemed incorporated by reference into any filing made by CanArgo under the Securities Act of 1933 or the Securities Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent CanArgo incorporates that Report or the Graph by specific reference.

The table below sets forth information concerning equity compensation plans adopted by CanArgo as at 31st December 2002.

Number of securities
	Number of		that remain
	securities to be		available for future
	issued upon	Weighted average	Issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan Category	and rights	and rights	in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,514,501	$0.69	2,468,835
Equity compensation plans not approved by security holders	2,200,000	$1.40	—

	6,734,501	$0.93	2,468,835

The equity compensation plan not approved by the security holders of CanArgo is the Special Stock Options and Warrants plan which was adopted by CanArgo in September 2000. This plan was created to allow CanArgo to retain and provide incentives to existing executive officers and directors and to allow retirement of new officers and directors following the Company’s decision to relocate finance and administrative functions from Calgary, Canada to London, England. As of 31st December 2002, 2,200,000 special stock options and warrants issued under this plan were outstanding.

The Special Stock Options were granted on 1 September 2000 at an exercise price of $1.437 per common share. They expire on 1 September 2005 and vest 1/2 on or after 1 March 2001, 1/4 on or after 1 March 2002 and 1/4 on or after 1 March 2003. The exercise period may be extended by CanArgo’s Board of Directors.

The Special Stock Purchase Warrants were granted on 1 September 2000 at an exercise price of $1.27. They expire on 1 September 2005 and vest 100% on 1 March 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of 31st December 2002 with respect to aggregate beneficial ownership of outstanding shares of Common Stock by each person known by CanArgo to be the beneficial owner of more than 5% of the aggregate of such shares ,by each Director and Named Officer of CanArgo and by all Directors and executive officers of CanArgo as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent

Roger Brittain	166,667	(1)	*
David Robson	2,746,094	(2)	2.8
Nils N. Trulsvik	419,700	(3)	*
Russell Hammond	346,250	(4)	*
Murray Chancellor	233,334	(5)	*
Vincent McDonnell	100,000	(6)	*
Anthony Potter	150,333	(7)	*
Liz Landles	112,667	(8)	*
All Directors and executive officers as a group (8 persons)	4,275,045	(9)	4.4

*	Less than 1%.

(1)	Includes 166,667 shares underlying presently exercisable options.

(2)	Includes 2,488,344 shares underlying presently exercisable options.

(3)	Includes 346,250 shares underlying presently exercisable options.

(4)	Includes 346,250 shares underlying presently exercisable options.

(5)	Includes 233,334 shares underlying presently exercisable options.

(6)	Includes 100,000 shares underlying presently exercisable options.

(7)	Includes 150,333 shares underlying presently exercisable options.

(8)	Includes 112,667 shares underlying presently exercisable options

(9)	Includes 3,943,845 shares underlying presently exercisable options held by directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Of the 50% of CanArgo Standard Oil Products not held by CanArgo, 41.65% is held by Standard Oil Products, an unrelated third party entity, and 8.35% is held by an individual, Mr Levan Pkhakadze, who is one of the founders of Standard Oil Products and is an officer and director of CanArgo Standard Oil Products. The majority of refined product purchased by CanArgo Standard Oil Products for resale at its petrol stations is purchased from a company controlled by Standard Oil Products who together with an individual shareholder, own the 50% interest in CanArgo Standard Oil Products not held by CanArgo. Total product purchases from the related company in 2002 were $5,263,000. In September 2002, CanArgo approved a plan to sell CanArgo Standard Oil Products to finance Georgian and Ukrainian development projects and in October 2002, CanArgo agreed to sell its 50% holding ,in an arms’ length transaction, with legal ownership being transferred upon receipt of final payment due in August 2003. Certain equipment is provided to Georgian British Oil Company Ninotsminda by a company owned by significant employees of Georgian British Oil Company Ninotsminda. Total rental payments for this equipment in 2002 were $125,729.

In April 2001, CanArgo acquired from a wholly owned subsidiary of Terrenex Acquisition Corporation the remaining 50% interest it did not own in CanArgo Power Corporation Limited (CanArgo Power) for cash consideration of $425,000. In a related but separate transaction, CanArgo sold in April 2001 all of its voting and non-voting shares of Uentech International Corporation to a wholly owned subsidiary of Terrenex Acquisition Corporation. Proceeds from the sale of Uentech International Corporation were $125,000. On completion of the acquisition, CanArgo Power became a wholly owned subsidiary of CanArgo. The transactions were approved by an independent committee of the Board of Directors. Two members of the Board of Directors of CanArgo who were also members of the Board of Directors of Terrenex Acquisition Corporation, Messrs. Hammond and Paus, abstained from voting on the transactions.

Dr. David Robson, Chairman and Chief Executive Officer, provides all of his services to CanArgo through Vazon Energy Limited of which he is the Managing Director.

J.F. Russell Hammond, a non-executive director of CanArgo, is also an investment advisor to Provincial Securities who became a minority shareholder in the Norio and North Kumisi Production Sharing Agreement through a farm-in agreement to the Norio MK72 well.

Transactions with affiliates or other related parties including management of affiliates are to be undertaken on the same basis as third party arms-length transactions. Transactions with affiliates are reviewed and voted on solely by non-interested directors.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires CanArgo’s executive officers and directors, and persons who own more than 10% of the registered class of CanArgo’s equity securities (“Reporting Persons”), to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Reporting persons are required by SEC Regulations to furnish CanArgo with copies of all forms they file pursuant to Section 16(a). Based solely on CanArgo’s review of reports filed under Section 16(a) of the Securities Exchange Act of 1934 and certain representations, CanArgo believes that all filing requirements applicable to its officers, directors and persons who own more than 10% of a registered class of CanArgo’s securities have been complied with.

STOCKHOLDER PROPOSALS

Any stockholder intending to submit to CanArgo a proposal for inclusion in CanArgo’s Proxy Statement and proxy for the 2004 Annual Meeting must submit such proposal so that it is received by CanArgo no later than 28th December 2003, and such proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

GENERAL

On 15th November 2000, the Securities and Exchange Commission adopted new auditor independence rules, including new requirements for disclosing audit and non-audit fees in proxy statements. The following chart outlines fees billed during the year ended 31st December 2002 by PricewaterhouseCoopers:

Principal Accounting Firm Fees

Audit Fees(1)	$158,267
Financial Information Systems Design and Implementation Fees	$0
All Other Fees (2)	$94,858

(1)	Includes statutory audit fees related to CanArgo’s wholly-owned foreign subsidiaries

(2)	The Audit Committee has considered whether the provision of these services is compatible with maintaining PricewaterhouseCoopers’ independence, and concluded that these services are compatible.

A representative of PricewaterhouseCoopers is not expected to attend the Annual Meeting.

FORM 10-K ANNUAL REPORT

A copy of CanArgo’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (excluding exhibits) is being mailed together with this Proxy Statement. Exhibits may be requested by addressing a request to the Secretary, CanArgo Energy Corporation, P.O Box 291, St. Peter Port, Guernsey GY1 3RR, British Isles. A charge equal to the reproduction cost of the exhibit will be made. Stockholders may also visit CanArgo’s web site at www.canargo.com or the Securities and Exchange Commission website at www.sec.gov.

DISCRETIONARY AUTHORITY

While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority, however, to the persons named in the accompanying proxy to vote the shares represented thereby on all such additional matters properly brought before the Annual Meeting in accordance with their best judgment.

By Order of the Board of Directors,

Liz Landles Corporate Secretary

6th May 2003